UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 15, 2011

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items

Joint Research and Development Agreement

On August 15, 2011, NutraCea and DSM New Business Development B.V (“DSM”) entered into a Joint Research and Development Agreement.  Under the terms of the agreement, NutraCea and DSM will each share certain existing patented and proprietary intellectual property and know how and develop and evaluate new extraction and modification technologies to produce protein from rice bran for human food ingredient applications.  NutraCea and DSM will establish a steering committee that will manage and monitor the research and development and analyze whether and how the applications and technologies that may result from the relationship may be jointly commercialized.  NutraCea and DSM agreed to negotiate in good faith to determine the terms and conditions of any joint or separate commercialization of any resulting technology.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: August 17, 2011	By:	/s/ W. John Short
W. John Short
Chief Executive Officer
(Duly Authorized Officer)